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                                                                Exhibit 99(b)
                                 SURETY BANK
                           116 Springstowne Center

                                    PROXY
                   for the Special Meeting of Shareholders
                              November 19, 1997

                           THIS PROXY IS SOLICITED
                     ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of common stock of Surety Bank ("Bank") hereby nominates and appoints Albert M. Lavezzo, John A. DiMichele and Fred K. Sibley, and each of them, the agent and proxy of undersigned, with full power of substitution, to vote the stock of undersigned at the Special Meeting of Shareholders of the Bank to be held at the Bank's office, 116 Springetowne Center, Vallejo, California on November 19, 1997, at 5:00 p.m. and any postponements or adjournments thereof, with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any adjournments or postponements thereof:

1. To approve and adopt the agreement and Plan of Reorganization dated July 28, 1997 and the related Agreement of Merger, between First Banks America, Inc. And Surety

FOR                  /   /

AGAINST              /   /

WITHHOLD             /   /

2. To vote in their discretion, upon any other matters which may properly come before the meeting or any adjournments or postponement thereof, hereby revoking any proxy heretofore given by the undersigned for such meeting.

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                                                                Exhibit 99(b)

      THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE WITH RESPECT TO ANY PARTICULAR PROPOSAL, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR PROPOSALS NUMBER 1 AND 2.

      When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

                                    The Board of Directors recommends a vote
                                    "FOR" each of the proposals listed above.
                                    This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

                                    Dated: __________________, 1997

                                    _____________________________
                                    Signature of Shareholder(s)

                                    _____________________________
                                    Print Name

                                    ______________________________
                                    Signature of Shareholder(s)

                                    ______________________________
                                    Print Name

I/We do [   ]     do not [   ]   expect to attend this meeting.

PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY.  YOUR VOTE IS IMPORTANT
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